UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2024

SAFE PRO GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42261	87-4227079
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

18305 Biscayne Blvd. Suite 222, Aventura, Florida 33160

(Address of principal executive offices and zip code)

(786) 409-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SPAI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2024, Safe Pro Group Inc. (the “Company”) priced the initial public offering (“IPO”) of its common stock, $0.0001 par value per share (the “Common Stock”), at an offering price of $5.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-280599), as amended (the “Registration Statement”). On August 28, 2024, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative of the underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 1,020,000 shares of its Common Stock at the IPO Price. The Underwriters were granted a 45-day option to purchase up to an additional 153,000 shares of Common Stock from the Company. The offering closed and the shares were delivered on August 29, 2024 (the “Closing Date”).

The Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

On August 29, 2024, pursuant to the Underwriting Agreement, the Company issued a common stock purchase warrant to the Underwriter for the purchase of 51,000 shares of Common Stock at an exercise price of $6.25, subject to adjustments (the “Warrant”). The Warrant will be exercisable at any time and from time to time, in whole or in part, during the period commencing on March 1, 2025 and ending on August 28, 2029 and may be exercised on a cashless basis under certain circumstances. The Warrant provides for registration rights (including piggyback rights) and customary anti-dilution provisions (for share dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the price of the Warrant and the number of shares underlying the Warrant) resulting from corporate events (which would include dividends, reorganization, mergers and similar events). The Warrant and the common stock underlying the Warrant were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Underwriting Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Warrant attached hereto as Exhibits 1.1 and 4.1, respectively, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement between Safe Pro Group Inc. and Dawson James Securities, Inc. dated August 28, 2024
4.1	Common Stock Purchase Warrant issued to Underwriter on August 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2024	SAFE PRO GROUP, INC.

	By:	/s/ Daniyel Erdberg
Daniyel Erdberg
Chief Executive Officer